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Exhibit 10.17

INTERNATIONAL SWITCHED TELECOMMUNICATIONS SERVICES AGREEMENT

        This International Switched Telecommunications Services Agreement (together with any schedules, addenda or other attachments, as amended, supplemented or otherwise modified from time to time, the "Agreement") is entered into by and between

        ELITETELE SA with a place of business at Issac Peral, 14 - 1B, 28015, Madrid, Spain. ("ELITETELE")

        and

        VISTULA LIMITED with a place of business at 40 Portman Square, London W1H 9FH, England. ("VISTULA")

        This Agreement shall be effective as of the date of signature of the last party to sign ("Effective Date").

        1.    Purpose:    The purpose of this Agreement is for the parties to agree on the terms that shall apply to the parties establishing and providing international public switched telecommunications services ("Service") for each other for providing service to their customers (each, a "Customer"). For the avoidance of doubt, this Agreement does not provide for half-circuit leases between the parties, Indefeasible Right to Use or any other capacity arrangements other than those set forth above.

        2.    Service Availability Rates, and Volume and Usage Commitments:

        The Service to be provided by each party shall be available 24 hours per day, 7 days per week.

        The initial rates and billing increments for each party's Service are set forth in the rate schedules to be exchanged by the parties prior to the commencement of Service and attached hereto as Schedule A. Each party may modify the rates and billing increments for its Service upon seven (7) business days' advance written notice to the other party via facsimile and/or overnight courier. The initial rates and any modifications thereto shall be expressed in € (Euros).

        Neither party shall have any minimum usage or payment obligations whatsoever under this Agreement, nor shall this Agreement prohibit either party from entering into agreements of any kind with third parties for similar or other services.

        3.    Term:    The term of this Agreement shall commence upon the Effective Date and shall continue for an initial period of twelve (12) months thereafter ("the Initial Period"). This Agreement will continue in force thereafter unless and until terminated by either party giving the other at least 90 days written notice prior to (i) the expiration of the Initial Period; or (ii) to the last day in any calendar month thereafter, as the case may be.

        4.    Telecommunications Facilities. Technical Standards and Procedures:

        Each party shall be responsible for the provision and maintenance of, and costs for, any-of the telecommunications facilities set forth in Schedule B attached hereto.

        The parties may mutually agree upon (i) the technical standards to be met by each party in its provision of Service, but in no case shall such standards be inferior to the then current relevant recommendations of the International Telecommunications Union, and (ii) the operating procedures to be followed, including, as the parties deem appropriate, written procedures and working standards with respect to order processing, maintenance, notice of extended interruptions of Service and other operational matters.

        5.    Additional terms:    Each party's performance of its obligations under this Agreement will be governed by the terms and conditions contained in this main text of the Agreement as well as the various Schedules to this main text, including, without limitation, the general terms and conditions contained in Schedule C.

VISTULA LIMITED		ELITELE SA
Signature:	/s/ ADAM BISHOP	Signature:	/s/ JAIME GAMMELL-RIERA
Printed Name: Adam Bishop		Printed Name: Jaime Gammell-Riera
Title: Director		Title: Director
Date: 8 August 2003		Date: 8 August 2003

SCHEDULE A

RATES

1.     ELITETELE RATES:

        Rates are dependent upon suitable financial security such that VISTULA can only send traffic for which it has previously paid or for which it has provided security.

2.     VISTULA RATES:

        Rates are dependent upon suitable financial security such that ELITETELE can only send traffic for which it has previously paid or for which it has provided security.

SCHEDULE B

FACILITIES

1.
Facilities for which ELITETELE is responsible:

        ELITETELE is responsible for onward linking to the route/s via its PoPs in Madrid.

2.
Facilities for which VISTULA is responsible:

        VISTULA is responsible for onward linking to the route/s from its switching centre in Telehouse, London E14. Vistula will also provide access from its PoP's in New York, 111 Broadway and/or Madrid, Carrier House 2.

SCHEDULE C

GENERAL TERMS AND CONDITIONS

        Assignment:    Neither party may assign or transfer this Agreement or any rights or obligations without the prior written consent of the other party, which consent may not be unreasonably withheld or delayed; except that either party, upon written notice to the other, may assign its rights or obligations to its affiliates or its successor-in-interest. An assignment shall be deemed to include any change of voting or management control.

        Relationship with Customers:    Unless otherwise specifically agreed to in writing by the parties, each party shall be responsible for (i) establishing its own policies and procedures with respect to providing interruption credits to its Customers, (ii) billing and collecting charges from its Customers, and (iii) all other matters relating to its Customers.

        Credit and Payment:    Any payment terms in this section will be superceded by that in schedule A above as may relate to specific rates being offered by either party to the other. Each party shall promptly provide the other with its invoices covering Services provided during the preceding seven day period. All invoices shall be due and payable within seven (7) days of the invoice date. A late payment fee shall be applied on balances that remain unpaid seven (7) days following the invoice date in the amount of the lesser of (a) three quarters of one percent (0.75%) per month, or (b) the maximum amount allowed under applicable law. If a party has a bona fide dispute with any amounts due on an invoice the disputing party shall pay all amounts not in dispute, and notify the non-disputing party in writing of such disputed amounts within thirty (30) days of the invoice date. Any disputes not raised within thirty (30) days shall be deemed waived. No late payment charge shall be applied to any amounts subject to a bona fide dispute provided that the disputing party (i) notifies the non-disputing party of such disputed amounts as set forth above, (ii) works with the non-disputing party in good faith to resolve such dispute as quickly as practicable, and (iii) pays the agreed-upon amount of the disputed charges upon resolution of the dispute. All payments shall be made to the parties' respective accounts specified in Schedule D, which may be modified from time to time by the relevant party upon five (5) days' advance written notice to the other party via facsimile and/or overnight courier.

        Notwithstanding the foregoing, VISTULA reserves the right to withhold initiation or full implementation of Service under this Agreement pending initial satisfactory credit review and approval thereof. In addition, in the event that at any time during the term of the Agreement, there is a material change in ELITETELE's financial circumstances or in the amount of ELITETELE's usage hereunder, then VISTULA may impose alternative or additional payment terms, which may include requiring a security deposit or guarantee acceptable to VISTULA and/or reducing service. In the event that ELITETELE does not provide the requested security or guarantee within ten (10) days of receiving VISTULA's request, VISTULA reserves the right to suspend service, in whole or in part, or terminate this Agreement, effective immediately. Termination by VISTULA pursuant to this paragraph 2 shall not release VISTULA from any outstanding payment obligations, if any, to ELITETELE.

        In the event that, at any time during the term of the Agreement, there is a material change in VISTULA's financial circumstances or in the amount of VISTULA's usage hereunder, then ELITETELE may impose alternative or additional payment terms, which may include requiring a security deposit or guarantee acceptable to ELITETELE and/or reducing service. In the event that VISTULA does not provide the requested security or guarantee within ten (10) days of receiving ELITETELE's request, ELITETELE reserves the right to suspend service, in whole or in part, or terminate this Agreement, effective immediately. Termination by ELITETELE pursuant to this paragraph 2 shall not release ELITETELE from any outstanding payment obligations, if any, to VISTULA.

        Taxes:    The prices stated in the Agreement do not include any applicable Value Added Tax, federal, state, provincial, local or other taxes and surcharges. Unless a party is exempt, such party shall pay such applicable taxes and surcharges upon receipt of an itemized invoice therefor. The party claiming such exemption shall provide the other party with appropriate documentation of any such exemption.

        Set-Off:    If under this Agreement or under a separate agreement between the parties, one party fails to pay the other any amount when due, in addition to any other remedies available to the other party, the other party shall have the right of set off under this Agreement.

        Confidentiality:    Each party may, either orally, in written form, or otherwise, disclose to the other party or the other party may otherwise obtain or generate the disclosing party's confidential information ( "Confidential Information") in connection with this Agreement. In order to be Confidential Information, any information disclosed in a tangible form must be conspicuously marked as being the disclosing party's Confidential Information, and any other information must be clearly indicated as being confidential at the time of disclosure and confirmed as such in writing within ten (10) days of disclosure; provided, however, that any information that either party may disclose to the other or that the other may otherwise obtain in connection with this Agreement regarding the other party's existing or potential Customers shall be Confidential Information regardless of whether it is indicated as such at the time of disclosure, and if it is orally disclosed, regardless of whether it is subsequently confirmed as such in writing. Regardless of when disclosed or obtained, Confidential Information shall only be used by the receiving party in its performance hereunder, and it shall not be disclosed by the receiving party, except to those employees, affiliates, advisors, and consultants of the receiving party who have a need to know and are under an obligation to treat Confidential Information in accordance with this clause. If any of the following apply to any information, such information shall not be Confidential Information: (i) it is or becomes available to the public through no wrongful act of the receiving party; (ii) it is already in the possession of the receiving party and not subject to any agreement of confidence between the parties; (iii) it is received from a third party without restriction for the benefit of the disclosing party and without breach of this Agreement; or (iv) it is independently developed by the receiving party. The receiving party may disclose the disclosing party's Confidential Information pursuant to a requirement of a duly empowered government agency or a court of competent jurisdiction after due notice and an adequate opportunity to intervene is given to the disclosing party unless such a notice is prohibited. Upon termination or expiration of this Agreement, the receiving party shall, at the disclosing party's direction, either return to the disclosing party or destroy all of the disclosing party's Confidential Information and so certify in writing. The obligations of this provision will survive for five (5) years after any termination or expiration of this Agreement.

        Entire Agreement:    This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and it supersedes any and all prior or contemporaneous oral or written agreements with respect thereto. This Agreement may be amended only in writing, executed by authorized representatives of each party.

        Force Majeure:    Neither party shall be liable for, and is excused from, any failure or delay in performance that is due to acts of God, acts of civil or military authority, acts of the public enemy, war or threats of war, accidents, fires, explosions, earthquakes, floods, unusually severe weather, epidemics, or any other cause beyond its reasonable control; provided that any such event is not due to the fault or negligence of the affected party.

        Arbitration:    In the event that any dispute or difference whatsoever shall arise from the performance of or as to the meaning of this Agreement or as to any matter or item of whatsoever nature howsoever arising out of or in connection with this Agreement, firstly the parties shall escalate such dispute or difference to senior management who shall attempt to resolve the dispute or difference. In the event that the dispute or difference is not resolved, either party my refer the dispute to arbitration in accordance with the existing Rules of Conciliation and Arbitration under European Law by a single arbitrator to be selected in accordance with those Rules and shall be deemed to preclude or limit the right of either Party to seek injunctive or other equitable relief.

        Governing Law:    This Agreement is governed by and subject to the laws and the jurisdiction of the courts of Spain.

        Government Approvals:    Each party's obligations hereunder are subject to that party obtaining all necessary governmental licenses, waivers, consents, permission, and approvals (collectively, "Government Approvals"). Each party shall use all reasonable efforts to obtain, retain, and maintain all Government Approvals.

        Indemnification:    Each party ("Indemnitor") shall defend, hold harmless, and indemnify the other ("Indemnitee") from and against all third-party claims, demands, actions, causes of action, judgments, and costs of any kind or nature for any kind of damages due to (i) Indemnitor's negligence or willful misconduct, and (ii) any use of Indemnitee's service by Indemnitor's Customers unless due to Indemnitee's negligence or willful misconduct.

        Each party ("Indemnifying Party") shall, at its own expense, defend any suit or claim instituted against the other party ( "Indemnified Party") and indemnify the Indemnified Party against any award of damages and costs entered against the Indemnified Party by a final judgment of a court of competent jurisdiction in any such suit insofar as the same is based on a claim that the Indemnifying Party's services constitute an infringement of any patent, copyright, trademark or similar proprietary right of a third party. The Indemnified Party shall give the Indemnifying Party prompt written notice of the institution of such suit or the assertion of such claim and permit the Indemnifying Party to defend the same and give the Indemnifying Party all reasonably available information and assistance and authority to enable the Indemnifying Party to do so. The Indemnifying Party shall have control of the defense of any such suit, including appeals and all negotiations thereof, including the right to effect settlement or compromise. At any time during the course of any such litigation, or if in the Indemnifying Party's opinion the Indemnifying Party's services are likely to become the subject of such a claim or suit, the Indemnifying Party shall have the following options: (i) procure right to continue using the Indemnifying Party's services; (ii) replace or modify the Indemnifying Party's services, at its own expense, so that it becomes non-infringing; or (iii) discontinue providing the services and upon prior written notice to the Indemnified Party, terminate this Agreement. The Indemnifying Party shall have no liability to the Indemnified Party if the infringement is based upon the use of the Indemnifying Party's services with any service, equipment or software not made of furnished by the Indemnifying Party. The foregoing states the entire liability of the parties with respect to infringement of patents, copyrights, trademarks or similar proprietary rights of a third party.

        Language:    English shall be the language used by each party's technical and operating personnel when dealing with one another in the establishment and provision of Services.

        Liability:    Neither party shall be liable to the other for any loss or damage incurred in connection with any failure or interruption of Service regardless of the cause or duration of such failure or interruption. In no event shall either party be liable for any loss of profits or for an indirect, incidental, special, exemplary, or consequential damage; provided, however, that the foregoing shall not limit the parties' obligations under the "Indemnification" and "Confidentiality" provisions of this Agreement. The parties expressly agree that this Agreement shall not give rise to any third party being a third party beneficiary or being entitled to any rights whatsoever.

        Non-Waiver:    Either party's failure to insist upon strict performance of the terms of this Agreement or to exercise any rights or remedies hereunder shall not waive any of its rights to require strict performance of such terms to assert any of the same rights, or to rely on any such terms any time thereafter.

        Notices:    Any notice and similar communications concerning this Agreement ("Notice") shall be in writing, and shall be either (i) with return receipt requested or by facsimile, electronically confirmed and followed up immediately by regular mail. Notices to ELITETELE shall be sent to the attention of Jaime Gammell-Riera at the following address: Issac Peral, 14-1B, 28015 Madrid, Spain, or faxed to +34 91 435 77 03; notices to the other party shall be sent to Vistula Limited, 40 Portman Square, London WIH 9FH, England and faxed to 44 (0)20 7487 4001 and marked for the attention of Director of Legal Services. Notices shall be considered given when delivered in the manner prescribed herein.

        Relationship of the Parties:    The parties are independent contracting parties. This Agreement shall not constitute the parties as principal and agent, partners, joint ventures, or employer and employee.

        Severability:    In the event that any provision of this Agreement shall be held by a court to be unlawful or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect and the unlawful or unenforceable provision shall be modified to be lawful and enforceable provided that this Agreement, as so modified, is consistent with the parties' intentions when this Agreement was executed.

        Termination and Suspension:    Upon thirty (30) days' prior written notice describing a material breach by the other party of any term or condition of this Agreement which breach has not been cured by the breaching party during such thirty (30) day notice period, the non-breaching party may (i) terminate this Agreement; or (ii) suspend Service provided under this Agreement, either in whole or in part. Notwithstanding the foregoing, in the event VISTULA has not received payment within three (3) days from the date on which payment was due, VISTULA may terminate this Agreement or suspend services provided under this Agreement, either in whole or in part, upon one (1) day's notice. Notwithstanding the foregoing, in the event ELITETELE has not received payment within three (3) days from the date on which payment was due, ELITETELE may terminate this Agreement or suspend services provided under this Agreement, either in whole or in part, upon one (1) day's notice. If suspended as provided herein, Service will not be reconnected until all outstanding amounts due, together with all reasonable costs of disconnection and reconnection, are paid in full by the breaching party. In addition, this Agreement will terminate automatically if either party voluntarily or involuntarily (a) undergoes an insolvency proceeding that is not dismissed within thirty (30) days, (b) files a petition in bankruptcy, (c) generally fails to pay its debts as they become due, or (d) makes an assignment for the benefit of its creditors.

EXHIBIT D

PAYMENT & INVOICE INFORMATION

1.
VISTULA Account Information:

Transfers to VISTULA should be paid to:

Clydesdale Bank plc
Principal Branch Piccadilly
35 Regent Street
London
SWIY 4ND

Sort Code:    82-11-07

Account number:    20098514

Account Name:    Vistula Ltd.

SWIFT = CLYDGB2S

2.
ELITETELE Account Information:

Transfers to ELITETELE should be paid to:

BBVA Bank
Paseo de La Castelliana, 81
28046, Madrid.

Account Number and Sort Code:

0182-2348-94-0200070163

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  Exhibit 10.17
SCHEDULE A RATES
SCHEDULE B FACILITIES
SCHEDULE C GENERAL TERMS AND CONDITIONS
EXHIBIT D PAYMENT & INVOICE INFORMATION